  UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450 Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, the Compensation Committee of the Board of Directors of PharmAthene, Inc. (the “Company”) approved a retention plan for Philip MacNeill, the Company’s Vice President, Chief Financial Officer, Treasurer and Secretary, which includes (i) a 10% cash bonus if he has not been terminated for cause or has not resigned other than for good reason prior to December 31, 2016, and (ii) a grant of 25,000 shares of restricted stock with 50% of the shares vesting on December 3, 2016 and the remaining 50% vesting on December 3, 2017. These vesting dates may be accelerated pursuant to the terms of the restricted stock agreement if certain circumstances occur.

In addition, on December 3, 2015, the Compensation Committee of the Board of Directors of the Company approved for Mr. MacNeill an award of options to purchase 70,625 shares of the Company's common stock, par value $0.0001. The options vest over a 3 year period with 25% vesting on the grant date and an additional 25% vesting on each of the first, second and third anniversaries of the grant date. On the date of grant, the closing price of the Company's common stock on the NYSE MKT was $1.66 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

By:	/s/ Philip MacNeill
	Name:	Philip MacNeill
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

Dated:   December 9, 2015